AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350) — RATING: DO-A7 — PAGE 1 OF PAGES 37

2. CONTRACT (Proc. Inst. Ident.) NO.: W91CRB-07-C-0093

3. EFFECTIVE DATE: 02 Jul 2007

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.: WITSWG71155207

5. ISSUED BY — CODE W91CRB
US ARMY RDECOM ACQ CTR - W91CRB
4118 SUSQUEHANNA AVENUE
ABERDEEN PROVING GROUND MD 21005-3013

6. ADMINISTERED BY (If other than Item 5) — CODE
See Item 5

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, state and zip code)
CODA OCTOPUS, INC
ANGUS LUGSDIN
100 14TH AVE S
SAINT PETERSBURG FL 33701-5516

CODE 1KS05 — FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN: — ITEM: Section G

11. SHIP TO/MARK FOR — CODE
See Schedule

12. PAYMENT WILL BE MADE BY — CODE N68941
NAVY SYSTEMS MANAGEMENT ACTIVITY - N6894
ATTN: R. PENNINGTON
P.O. BOX 15406
ARLINGTON VA 22215

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				

15G. TOTAL AMOUNT OF CONTRACT: $2,597,410.00 EST

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/ CONTRACT FORM	1	X	I	CONTRACT CLAUSES	23 - 36
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	2 - 7			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS	
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	8 - 13	X	J	LIST OF ATTACHMENTS	37
X	D	PACKAGING AND MARKING	14			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	15		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	16 - 17		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	G	CONTRACT ADMINISTRATION DATA	18 - 20		M	EVALUATION FACTORS FOR AWARD	
X	H	SPECIAL CONTRACT REQUIREMENTS	21 - 22				

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ______ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)

20A. NAME AND TITLE OF CONTRACTING OFFICER
TEL: EMAIL:

19B. NAME OF CONTRACTOR
BY ______________________
(Signature of person authorized to sign)

19C. DATE SIGNED

20B. UNITED STATES OF AMERICA
BY ______________________
(Signature of Contracting Officer)

20C. DATE SIGNED

NSN 7540-01-152-8069 — 26-107 — STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE — GPO 1985 O - 469-794 — Prescribed by GSA FAR (48 CFR) 53.214(a)

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		2,558,261	Dollars, U.S.	$1.00	$2,558,261.00 EST

BASE EFFORT - UIS PROTOTYPE
FFP
The contractor, Coda Octopus, Inc., shall develop, build and deliver three (3) complete prototype Underwater Inspection Systems (UISs) as per U.S. Coast Guard requirements and in accordance with the Statement of Work dated 14 June 2007 and IAW with their proposal (Tasks 1 through 14) dated 15 June 2007.

Period of Performance: Date of Award 02 July 2007 through to 01 January 2008 NTE: 6 Months

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$2,558,261.00 (EST.)

	ACRN AA CIN: 0001				$2,558,261.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002			Dollars, U.S.

TRAVEL EXPENSES

COST

The contractor, Coda Octopus, Inc. shall separate travel expenditures from CLIN 0001 and bill under CLIN 0002 actual expenses in accordance with the JTR.

FOB: Destination

PURCHASE REQUEST NUMBER: WITSWG71155207

				ESTIMATED COST	$39,149.00
	ACRN AA CIN: 0002				$39,149.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003		634,065	Dollars, U.S.	$1.00	$634,065.00 EST
OPTION
OPTION 1: RANGE RESOLUTION ENHANCEMENT
FFP
If and when this option is executed, the contractor, Coda Octopus, Inc., shall develop core beam forming hardware and FPGA technology to improve the current 3 or 4cm range resolution to 1 or 2cm, and increase target detection of objects on harbor walls and other close range applications.

Period of Performance: NTE 6 months from execution of option.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$634,065.00 (EST.)

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0004			Dollars, U.S.
OPTION	TRAVEL EXPENSES COST The contractor, Coda Octopus, Inc. shall separate travel expenditures and bill under this CLIN for actual expenses in accordance with the JTR. FOB: Destination
				ESTIMATED COST	$10,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0005		378,084	Dollars, U.S.	$1.00	$378,084.00 EST
OPTION
OPTION 2: INCREASE ECHOSCOPE FREQUENCY
FFP
If and when this option is executed, the contractor, Coda Octopus, Inc., shall develop new transducer and channel board hardware to allow operation at higher frequencies (up to 500KHz). Given the modular design of the Echoscope, it would then be feasible to allow dual transducers to be mounted simultaneously and provide multiple target returns at different frequencies (375KHz and 500KHz). Increasing the frequency of operation to 500KHz would also increase the resolution of the data and reduce the volume to approximately 25 x 25deg - effectively doubling the lateral resolution.

Period of Performance: NTE 6 months from execution of option.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$378,084.00 (EST.)

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0006			Dollars, U.S.
OPTION	TRAVEL EXPENSES COST The contractor, Coda Octopus, Inc. shall separate travel expenditures and bill under this CLIN for actual expenses in accordance with the JTR. FOB: Destination
				ESTIMATED COST	$10,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0007		1,122,948	Dollars, U.S.	$1.00	$1,122,948.00 EST
OPTION
OPTION 3: AUTOMATED CHANGE DETECTION
FFP
If and when this option is executed, the contractor, Coda Octopus, Inc., shall develop Automated Change Detection algorithms for on-line detection and post-processing analysis of captured Echoscope data. The data post-mission would reside on a large-scale SQL database allow several over-time analysis to be generated as well as know-good baseline surveys for real time analysis. Algorithm would be backwards compatible with existing UIS systems to enable all users to add this additional software capability on a per license basis.

Period of Performance: NTE 18 months from execution of option.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$1,122,948.00 (EST.)

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0008			Dollars, U.S.
OPTION	TRAVEL EXPENSES COST The contractor, Coda Octopus, Inc. shall separate travel expenditures and bill under this CLIN for actual expenses in accordance with the JTR. FOB: Destination
				ESTIMATED COST	$30,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0009		7	Each	$470,250.00	$3,291,750.00 EST
OPTION
OPTION 4: ADVANCED PROTOTYPE UIS SYSTEM
FFP
If and when this option is executed, the contractor, Coda Octopus, Inc., shall build up to seven (7) additional UIS Systems to agreed USCG specifications.

Period of Performance: NTE 6 months from execution of option.

NOTE: It is estimated that delivery time from date or order for each UIS will be 3 months. CodaOctopus will be able to build up to seven (7) further UIS Systems and can deliver together if required within 3-4 months from date of order. Delivery time will be similar regardless of whether one (1) additional UIS System of the seven (7) additional UIS Systems is ordered.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$3,291,750.00 (EST.)

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0010		247,434	Dollars, U.S.	$1.00	$247,434.00 EST
OPTION
OPTION 5: DEVELOPMENT OF ONE PIECE F190
FFP
If and when this option is executed, the contractor, Coda Octopus, Inc., shall develop a one piece F190 Inertial Attitude and Positioning System to replace standard two piece system used in UIS. It is estimated that this will assist in rapid deployment and calibration of the UIS systems further enhancing the systems operability.

Period of Performance: NTE 6 months from execution of option.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$247,434.00 (EST.)

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0011			Dollars, U.S.
OPTION	TRAVEL EXPENSES COST The contractor, Coda Octopus, Inc. shall separate travel expenditures and bill under this CLIN for actual expenses in accordance with the JTR. FOB: Destination
				ESTIMATED COST	$10,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0012			Dollars, U.S.		NSP

CONTRACT DATA REQUIREMENT LISTS (CDRLS)
FFP
The contractor, Coda Octopus, Inc., is obligated to deliver all data listed IAW DD Form 1423-1. The price that is attributable to the data shall be included in the total costs and NOT Separately Priced.

FOB: Destination
PURCHASE REQUEST NUMBER: WITSWG71155207

				NET AMT	$0.00

Section C - Descriptions and Specifications

STATEMENT OF WORK
FOR
UNDERWATER INSPECTION SYSTEM
14 June 2007

1.0 Scope. This Scope of Work (SOW) sets forth the specific activities and tasks together with the expected deliverables to U. S. Coast Guard (USCG) Research & Development Center (RDC) for a mobile, rapidly deployable capability to surveil and detect subsurface threats in real time that is transferable and capable of rapid installation on USCG small boats. In additional, several operational efforts are included to further advance the technology.

1.1  Background. USCG RDC has identified a number of requirements listed below that are believed to be generic to any agency with similar needs. Any system developed should fulfill these requirements. The RDC has conducted independent sonar evaluation trials that have compared the different sonar technologies available on the marketplace. Based on the initial feedback from these trials the RDC has identified 3D real time sonar as having the highest potential to fulfill the requirements within the port and harbor security sector.

1.2  Applicability. Coda Octopus manufacture the only product that exists today that is capable of producing 3D underwater imagery in real time and have worked indirectly with the USCG RDC over the last 3 years in developing the concept for a mobile and rapidly deployable underwater inspection capability. The EchoscopeTM Real Time 3D Sonar is a unique and patented technology that will form the core of any system developed. The CodaOctopus Underwater Inspection SystemTM (UIS) concept integrates the Echoscope with other commercially available sensors designed for integration on a small vessel. An integrated systems approach is necessary to fulfill the USCG requirements and Coda Octopus is uniquely placed to develop and supply these systems. This project is a follow on to the efforts that have been independent to date. It is anticipated that there is opportunity for further follow on work to further enhance US government agency capabilities.

2.0 APPLICABLE DOCUMENTS

o	USCG Document G-3RPDs draft concept of operations.

3.0 REQUIREMENTS

3.1 General Requirements. Develop and build three (3) UISs with training schedule, full system manuals and a guarantee as discussed below.

3.2 Technical Objectives and Goals.
The prototype systems developed will be capable of the following:
a.	Provide the USCG with the availability of the capability to rapidly conduct searches for threats and parasitic attachments below the surface in low-visibility subsurface conditions.
b.	Independent of ambient light (night operations).
c.	Usable on Coast Guard small boats at 3 to 5 knots to cover 18,000 to 30,000 linear feet of bulkhead per hour.
d.	Capable of guaranteeing 100% inspection coverage.
e.	Usable with minimal risk to Coast Guard personnel and assets.
f.	Intuitive user display (no specialty skills/rating required).
g.	Minimizes required specialty operator skills.
h.	Capable of being used effectively during a National Security Event.
i.	Compatible with current Coast Guard security operations.
j.	Weather effect limitations are minimized (wind/waves/ice).
k.	Effects of current are minimized.
l.	Field of view is maximized.
m.	Can be used in navigationally restricted environments.
n.	Document area coverage for subsequent review and comparison.

3.3 Specific Requirements and Deliverables.

3.3.1 Build and deliver three (3) complete prototype UIS systems.

3.3.2 Deliver Monthly Status Reports (CDRL A001)

3.3.3 Provide Operator Training. This training will cover in sufficient detail all operations that will allow CG and local law enforcement crew to effectively operate and maintain the systems in accordance with G-3RPDs draft concept of operations.

3.3.4 Deliver Presentation Materials (CDRL A002)

3.3.5 Deliver UIS Owner’s Manuals. (CDRL A003)

3.3.6 Provide one year system guarantee for each system supplied. (CDRL A004)

3.3.7 Conferences and Symposia.  The government will occasionally host professional conferences or symposia on topics relevant to technology needs of the combating terrorism community.   Upon receipt of a written directive, from the Contracting Officer Representative (COR) or Contracting Officer, the contractor shall be prepared to participate in these conferences by providing equipment displays and technical expertise.  For planning purposes, the government expects one such event, of 4 days in the Washington DC area, during the duration of this effort.

3.4 OPTIONAL UIS DEVELOPMENTS

3.4.1 Option 1: Range Resolution Enhancement. Develop core beam forming hardware and FPGA technology to improve the current 3 or 4cm range resolution to 1 or 2cm, and increase target detection of objects on harbor walls and other close range applications.

3.4.2 Option 2: Increased Echoscope Frequency. Develop new transducer and channel board hardware to allow operation at higher frequencies (up to 500KHz). Given the modular design of the Echoscope, it would then be feasible to allow dual transducers to be mounted simultaneously and provide multiple target returns at different frequencies (375KHz and 500KHz). Increasing the frequency of operation to 500KHz would also increase the resolution of the data and reduce the volume to approximately 25 x 25deg - effectively doubling the lateral resolution.

3.4.3 Option 3: Automated Change Detection. Develop Automated Change Detection algorithms for on-line detection and post-processing analysis of captured Echoscope data. The data post-mission would reside on a large-scale SQL database allow several over-time analysis to be generated as well as know-good baseline surveys for real time analysis. Algorithm would be backwards compatible with existing UIS systems to enable all users to add this additional software capability on a per license basis.

3.4.4 Option 4: Advanced Prototype UIS Systems. Build up to seven additional UIS systems to agreed USCG specification.

3.4.5 Option 5: Development of Prototype One Piece F190 Inertial Navigation System to Upgrade UIS Capability.  Develop a one piece F190 Inertial Attitude and Positioning System to replace standard two piece system used in UIS. It is estimated that this will assist in rapid deployment and calibration of the UIS systems further enhancing the systems operability.

4 MILESTONES
For project planning purposes the following schedule of milestones will be followed:

0 Days	Contract Award

7-14 DAC	Kickoff Meeting

30 DAC	Preliminary Design Review

60 DAC	Standard UIS Component Delivery

90 DAC	Second Design Review & Initial UIS Deployment (System #1)

120 DAC	Prototype Systems Delivery (UIS Systems #2 and #3)

150 DAC	Training and Final Integration

180 DAC	Contract Complete

5 DELIVERABLES

5.1 Data Deliverables. The contractor shall deliver data deliverables as delineated herein and in the Contract Data Requirements List (CDRL) attached to the basic contract. All written documentation (meeting minutes, reports, plans, etc.) will have the TSWG task number (PS-ID-2393), title given by TSWG (Underwater Inspection System), and contract number on the upper right corner of the front sheet.

5.2 Contractor Progress, Status, and Management Reports Deliverable. The contractor shall provide monthly status and cost reports identifying the progress made during each calendar month and provide in detail any problems or issues that should be discussed. The reports shall further document complete financial status including current funding level, accrued costs, billed costs and remaining funds. These reports will be delivered by email in Microsoft Word format to tierneyl@tswg.gov and paula.kestler@us.army.mil prior to the 15th day of the month following the start of work. (CDRL A001)

5.3 Presentation Material/Meeting Support/Informal Technical Information Deliverable. The contractor shall prepare electronic or hardcopy viewgraphs and a wall board that describes the task and results. The contractor shall take 5-20 8 inch x 10 inch color photographs and/or high-resolution digital images (>800dpi) of various stages of the project to be delivered in hard copy and in JPEG format on media. The contractor shall prepare and submit meeting agendas, handouts, presentations, and minutes for meetings or demonstrations directly related to this effort. (CDRL A002)

5.4 User Manual Deliverable. The contractor shall provide a Underwater Inspection Systems Owner’s Manual that includes system and component descriptions, calibration procedures, operating instructions, maintenance requirements, troubleshooting section and a recommended spare parts list. The Underwater Inspection Systems Owner’s Manual must allow the operators to use the Underwater Inspection Systems without contractor support. (CDRL A003)

5.5 System Guarantee Deliverable. The contractor shall provide documentation for each of the three Underwater Inspection Systems a one year system guarantee. (CDRL A004)

5.6 Addressees for Deliverables. The contractor shall use the following mailing addresses and information for the activities listed in Block 14 and 16 of the DD Form 1423.
The UIS System Prototypes shall be delivered to the following address:
Underwater Systems, USCG R&D Center
Scot T. Tripp
1082 Shennecossett Road
Avery Point, Groton CT
860-441-2680 (v) 2792 (f)
Email: Scot.T.Tripp@uscg.mil

All documentation deliverables shall be delivered to the following addresses as specified under 5.1 through 5.5
Contracting Officer’s Representative (COR) / Program Manager (PM):
Lawrence Tierney
Technical Support Working group
P.O. Box 16224
Arlington, VA 22215
703-604-0122 (v) 703-602-0180 (f)
Email: tierneyl@tswg.gov

Procuring Contracting Officer (PCO):
J. Renee Hodge
U.S. Army RDECOM Acquisition Center
Attn: AMSSB-ACC-A
4118 Susquehanna Avenue
Aberdeen Proving Ground, MD 21005-3013
410-278-0881 (v) 410-306-3729 (efax)

Procuring Contract Specialist (PCS):
Paula Kestler
410-278-0795 (v) 410-306-3735 (efax)
Email: paula.kestler@us.army.mil

6 MARKINGS/DISTRIBUTION OF REPORTS

6.1 Data Rights. All reports and deliverables shall contain the following:

This material may be reproduced by or for the U.S. Government pursuant to the copyright license under clause at DFARS 252.227-7013 (November 1995). The U.S. Government retains Unlimited Rights. Unlimited rights means right to use, modify, perform, display, release, or disclose technical data in whole or in part, in any manner and for any purpose whatsoever, and to have or authorize others to do so.

6.2 Distribution/Release Limitation Statements.  All data provided by the Government and/or developed by the Contractor(s) for the Government shall be protected from disclosure in accordance with the markings contained thereon and paragraphs below. All other information relating to the items to be delivered or services to be performed under this delivery order may not be disclosed by any means without prior approval by the Government. Dissemination or public disclosure includes, but is not limited to, permitting access to such information by foreign nationals or by any other person or entity; publication of technical or scientific papers; advertising; or, any other proposed public release. The Contractor shall provide adequate physical protection to such information so as to preclude access by any person or entity not authorized such access by the Government.

“DISTRIBUTION STATEMENT C. Distribution authorized to U.S. Government Agencies and their contractors). Other requests for this document shall be referred to (insert controlling DoD office) Further distribution only as directed by CTTSO, TSWG Attn: Program Security Officer, or the Director of CTTSO, PO Box 16224, Arlington VA 22215.”

6.3 Destruction Notice. The Contractor shall include a destruction notice on all technical documents marked with Distribution Statements B, C, D, E, F, or X as follows.

“DESTRUCTION NOTICE - For classified documents, follow the procedures in DOD 5200.22-M, Industrial Security Manual, Section 11-19 or DOD 5200.1-R, Information Security Program Regulation, Chapter IX. For unclassified, limited documents, destroy by any method that will prevent disclosure of contents or reconstruction of the document.”

7.0 Period of Performance.

Period of Performance for the BASE EFFORT shall be from date of award 02 July 2007 through to 01 January 2008 and shall not exceed (NTE) six months.

See Section F for Option(s) details.

8.0 Security.

8.1 Classification. This project is UNCLASSIFIED.

8.2 Distribution. No data or other deliverable from this project shall be distributed, published, briefed, or otherwise used without the expressed approval of the CTTSO Program Manager.

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0204-4001, IDENTIFICATION OF OZONE DEPLETING SUBSTANCES (OCT 1999)

a. The following required Class I Ozone Depleting Substances (ODS) have been identified and approved for use under performance of any resultant contract.

(X) None.

(_) (List any approved ODS requirements): ________________________________

__________________________________________________________________________________

__________________________________________________________________________________

b. If during performance of the contract, an approved Class I ODS is discovered, the contractor is encouraged to notify the contracting officer immediately.

c. The ODS restrictions apply to subcontracts as well.

AMCAC 52.0204-4002, CLASS I OZONE DEPLETING SUBSTANCES (OCT 1999)

a. Per Section 326 of Public Law 102-484, effective 1 Jun 93, specifications and standards cannot require the use of Class I ozone depleting substances (ODS) without approval. There are some cases where a specification or standard allows the use of an ODS, but does not specifically require its use. A situation of this type does not require substitution under the law.

b. If this requirement allows, but does not require, the use of a Class I ODS, although it is not mandatory for the contractor to use a non-ODS substance, the contractor is encouraged to give preference to using the non-ODS choice.

AMCAC 52.0223-4001, OSHA STANDARDS (OCT 1999)

Contractor must comply with all applicable OSHA standards.

Section D - Packaging and Marking

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0247-4001, COMMERCIAL PACKAGING (AUG 1999)

Packaging of all deliverables as specified in the CDRLs, DD Form 1423-1 shall be in accordance with standard commercial practices, which are necessary to prevent deterioration and damage due to hazards of shipping, handling and storage.

APG 52.0210-4100, CONSIGNMENT OF DELIVERIES (JUL 1999)

All deliveries shall be marked and/or consigned as stated in the Government Statement of Work (SOW) and IAW CDRLs, DD Form 1423-1.

NOTE: All packages/envelopes shall be clearly marked with applicable contract number, W91CRB-07-C-0093 and shall contain appropriate packing slip.

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS of all deliverables shall be performed by the Government at destination and be coordinated through the Contracting Officer’s Representative (COR) in accordance with the CDRLs, DD Form 1423-1.

CLAUSES INCORPORATED BY REFERENCE

52.246-7	Inspection Of Research And Development Fixed Price	AUG 1996
52.246-15	Certificate of Conformance	APR 1984
52.246-16	Responsibility For Supplies	APR 1984
252.246-7000	Material Inspection And Receiving Report	MAR 2003

Section F - Deliveries or Performance

PERIOD OF PERFORMANCE:

The contract Base Effort period of performance shall become effective on 02 July 2007 through to 01 January 2008.
CLIN 0001 - Base Effort (NTE 6 Months)
CLIN 0002 - Travel Expense

Estimated Period of Performances for the Options is as follows:
CLIN 0003 - Option One (1) Range Resolution Enhancement
(NTE: 6 Months After Receipt of Order (ARO)
CLIN 0005 - Option Two (2) Increased EchoscopeTM Frequency
(NTE: 6 Months ARO)
CLIN 0007 - Option Three (3) Automated Change Detection
(NTE: 18 Months ARO)
CLIN 0009 - Option Four (4) not to exceed seven (7) Advanced Prototype UIS Systems
(NTE: 6 Months ARO)
CLIN 0010 - Option Five (5) Development of Prototype One Piece F190 Inertial Navigation System to Upgrade UIS Capability (NTE: 6 Months ARO)

DELIVERY INFORMATION:

The contractor shall provide all deliverables (CDRLs) in accordance with the SOW, which are delineated herein under Section 5 Deliverables and 5.6 Addresses for Deliverables.

The UIS System Prototypes shall be delivered to the following address:
Underwater Systems, USCG R&D Center
Scot T. Tripp
1082 Shennecossett Road
Avery Point, Groton CT
860-441-2680 (v) 2792 (f)
Email: Scot.T.Tripp@uscg.mil

All documentation deliverables shall be delivered to the following addresses as specified under 5.1 through 5.5
Contracting Officer’s Representative (COR) / Program Manager (PM):
Lawrence Tierney
Technical Support Working group
P.O. Box 16224
Arlington, VA 22215
703-604-0122 (v) 703-602-0180 (f)
Email: tierneyl@tswg.gov

Procuring Contracting Officer (PCO):
Paula Kestler
U.S. Army RDECOM Acquisition Center
Attn: AMSSB-ACC-A
4118 Susquehanna Avenue
Aberdeen Proving Ground, MD 21005-3013
410-278-0795 (v) 410-306-3735 (efax)
Email: paula.kestler@us.army.mil

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

Section G - Contract Administration Data

CLAUSES INCORPORATED BY FULL TEXT

INVOICE INFORMATION

AMCAC 52.0242-4001, INSTRUCTIONS TO PAYING OFFICE AND AMINISTRATIVE CONTRACTING OFFICE (AUG 1999)

a. The Contracting Office representative is:

Name: PAULA KESTLER -Procuring Contracting Officer (PCO)

Organization Code: AMSRD-ACC-CS

Telephone Area Code and Number: 410-278-0795 DSN: 298-0795

E-FAX: 410-306-3735

Email: paula.kestler@us.army.mil

b. Payment to the contractor shall be made in accordance with FAR Subpart 32.11, Electronic Funds Transfer.

c. Paying Office Information: NAVY SYSTEMS MANAGEMENT ACTIVITY

Telephone Inquiries: 703-699-4165 or 4160 or 4163 or 4170
FAX: 703-699-4136
Email: wrtaza.irene@mail.navy.mil

d.	Invoice Instructions:

The contractor, CODAOCTOPUS INCORPORATED is permitted to invoice Monthly per FAR Subpart 32.5 Progress Payments as follows:

Contractor’s Voucher/Invoice shall specify the following:
1.	Contractor’s name, address, contract number and number consecutively starting with 001
2.	Statement as to whether the voucher is for provisional, partial or final payment
3.	Signature of authorized representative of the contractor
4.	REMIT ADDRESS AS STATED ON THE ACH VENDOR FORM: Bank’s name, address, account number type of account, routing number, Tax ID number and Duns number.
5.	Invoices shall be submitted through the following addressees as stated below to payment officer for payments (see block 12 for payment office):

CODAOCTOPUS INCORPORATED - CONTRACTOR: The contractor must utilize Public Vouchers (SF 1443) for Progress Payments.
•	Each SIGNED voucher/invoice MUST be submitted on a MONTHLY BASIS.
•	The contractor shall submit electronically a signed, scanned, emailed and or faxed copy to the COR/PM (Larry) and PCO (Paula) along with the MSRs.
•	The contractor is instructed to notify the COR and the PCO immediately if any payments issues occur on the voucher/invoice.

Larry Tierney - COR/PM:
•	The COR/PM is authorized to review, approve, sign and forward the contractor’s Progress Payments voucher/invoice direct submissions.
•	The COR/PM is also authorized to review, approve and sign DD 250 when applicable.
•	The COR/PM is instructed to notify the PCO if there are any technical issues that have an impact on the voucher/invoice within five (5) working days after receipt.

Technical Support Working Group
P.O. Box 16224
Arlington, VA 22215
COR: Larry Tierney
703-604-0122 (v) 703-604-1729 (f)
Email: tierneyl@tswg.gov and cdsubgroup@tswg.gov

Paula Kestler - PCO:
•	The PCO will administer the binding contract, modifications, vouchers/invoices and any other pertinent documents.
•	The PCO will also review invoices and notify appropriate person(s) if inaccurate.
•	The PCO will sign invoices when directed to so by the COR/PM.

US ARMY RDECOM ACQUISITION CENTER
AMSRD-ACC-CS
4118 Susquehanna Avenue
APG, MD 21005-3013
PCO: Paula Kestler
410-278-0795 (v) 410-306-3735 (efax)
Email: paula.kestler@us.army.mil

FUNDING INFORMATION

The Base Effort of the contract will be funded in the amount of $2,597,410.00 per
MIPR #N41756 07 MP 50382 (Basic) dated 25 April 2007.

ACCOUNTING AND APPROPRIATION DATA

AA: 9770400FBCG0004175600689412D000000G2000715000
AMOUNT: $2,597,410.00
CIN 0001 & 0002: $2,597,410.00

POST AWARD CONFERENCE

Post Award Conference/Project Kick Off Meeting shall be organized by CODAOCTOPUS INCORPORATED and held at the their facility in Saint Petersburg, Florida where the work will be performed as soon as possible following the award, NO LATER THAN 30 DAYS after the contract award date and all stakeholders shall be contacted when this Conference /Meeting is to be held. Alternatively at the discretion of the U.S. Coast Guard and the contracting officer the Post Award Conference/Kick Off Meeting may be held at one of their nominated facilities. CODAOCTOPUS INCORPORATED shall keep the minutes of the Conference/Meeting IAW CDRL A002 and have a sign-in roster present. The Conference/Meeting should be in accordance with FAR 42.503-2. The primary purpose is to review the data package/requirements with CODAOCTOPUS INCORPORATED to clarify any pertinent questions that CODAOCTOPUS INCORPORATED may propose, and to insure that CODAOCTOPUS INCORPORATED has a complete and legible data package as well as a complete understanding of the contracts technical and contractual requirements. The purpose of this Conference/Meeting is NOT to make any changes to contract in any way.

Section H - Special Contract Requirements

CLAUSES INCORPORATED BY FULL TEXT

AMCAC 52.0228-4001, INSURANCE REQUIREMENTS (JUL 1999)

The following insurance is required as a minimum in accordance with the Federal Acquisition Regulations and the appropriate clause in Section I:

a. Legally Required Insurance: Where certain laws apply, such as State laws governing workman’s compensation and employer’s liability coverage, etc., the contractor, prior to commencement of work, shall furnish the Contracting Officer a written statement that such laws have been complied with and that compliance will continue throughout the period of contract performance. Minimum coverage of $100,000 is required.

b. Comprehensive General Liability and Automobile Liability:

	Each Person	Per Occurrence	Property Damage

Comprehensive General	None	$500,000	None
Liability

Automobile Liability	$200,000	$500,000	$20,000

AMCAC 52.0242-4003, GOVERNMENT-CONTRACTOR RELATIONSHIPS (SEP 1999)

a. The Government and the contractor understand and agree that the services to be delivered under this contract by the contractor to the Government are non-personal services and the parties recognize and agree that no employer-employee or master-servant relationships exist or will exist under the contract between the Government and the contractor and/or between the Government and the contractor’s employees. It is therefore, in the best interest of the Government to afford the parties a full and complete understanding of their respective obligations.

b. Contractor personnel under this contract shall not:

(1) be placed in a position where they are appointed or employed by a Federal Officer, or are under the supervision, direction, or evaluation of a Federal Officer, Military or Civilian.

(2) be placed in a staff or policymaking position.

(3) be placed in a position of command, supervision, administration or control over DA Military or Civilian Personnel, or personnel of other contractors, or become a part of the Government organization.

(4) be used for the purpose of avoiding manpower ceilings or other personnel rules and regulations of DA or the Civil Service Commission.

(5) be used in administration or supervision of military procurement activities.

c. Employee Relationship:

(1) The services to be performed under this contract do not require the contractor or its employees to exercise personal judgment and discretion on behalf of the Government, but rather the contractor’s employees will act and exercise personal judgment and discretion on behalf of the contractor.

(2) Rules, regulations, directions, and requirements that are issued by command authorities under their responsibility for good order, administration, and security are applicable to all personnel who enter the installation, or who travel on Government transportation. This is not to be construed or interpreted to establish any degree of Government control that is inconsistent with a non-personal services contract.

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2005
52.204-2	Security Requirements	AUG 1996
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	JUL 2006
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	SEP 2006
52.211-5	Material Requirements	AUG 2000
52.211-15	Defense Priority And Allocation Requirements	SEP 1990
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-14 Alt I	Integrity of Unit Prices (Oct 1997) - Alternate I	OCT 1997
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.216-2	Economic Price Adjustment - Standard Supplies	JAN 1997
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	SEP 2006
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	SEP 2006
52.223-6	Drug-Free Workplace	MAY 2001
52.223-11	Ozone-Depleting Substances	MAY 2001
52.223-13	Certification of Toxic Chemical Release Reporting	AUG 2003
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.227-1 Alt I	Authorization And Consent (Jul 1995) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-8	Discounts For Prompt Payment	FEB 2002
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-13	Notice Of Progress Payments	APR 1984
52.232-14	Notice Of Availability Of Progress Payments Exclusively For Small Business Concerns	APR 1984
52.232-17	Interest	JUN 1996
52.232-22	Limitation Of Funds	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-25	Prompt Payment	OCT 2003

52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3	Protest After Award	AUG 1996
52.239-1	Privacy or Security Safeguards	AUG 1996
52.242-13	Bankruptcy	JUL 1995
52.243-1 Alt V	Changes--Fixed-Price (Aug 1987) - Alternate V	APR 1984
52.244-2	Subcontracts	AUG 1998
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	MAR 2007
52.245-1	Property Records	APR 1984
52.245-2 Alt I	Government Property (Fixed-Price Contracts) (May 2004) - Alternate I	APR 1984
52.245-4	Government-Furnished Property (Short Form)	JUN 2003
52.245-18	Special Test Equipment	FEB 1993
52.245-19	Government Property Furnished "As Is"	APR 1984
52.246-24	Limitation Of Liability--High-Value Items	FEB 1997
52.249-9	Default (Fixed-Priced Research And Development)	APR 1984
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2004
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.225-7001	Buy American Act And Balance Of Payments Program	JUN 2005
252.227-7013 Alt I	Rights in Technical Data--Noncommercial Items (Nov 1995) - Alternate I	JUN 1995
252.227-7014 Alt I	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation (Jun 1995) - Alternate I	JUN 1995
252.227-7015	Technical Data--Commercial Items	NOV 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	JUN 1995
252.227-7019	Validation of Asserted Restrictions--Computer Software	JUN 1995
252.227-7020	Rights In Data--Special Works	JUN 1995
252.227-7021	Rights In Data--Existing Works	MAR 1979
252.227-7026	Deferred Delivery Of Technical Data Or Computer Software	APR 1988
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.232-7010	Levies on Contract Payments	DEC 2006
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.245-7001	Reports Of Government Property	MAY 1994
252.246-7001 Alt II	Warranty Of Data (Dec 1991) - Alternate II	DEC 1991

CLAUSES INCORPORATED BY FULL TEXT

52.215-6 Place of Performance.

As prescribed in 15.209(f), insert the following provision:
Place of Performance (Oct 1997)
(a) The offeror or respondent, in the performance of any contract resulting from this solicitation,
☐  intends, ☒does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.
(b) If the offeror or respondent checks "intends" in paragraph (a) of this provision, it shall insert in the following spaces the required information:

	PLACE OF PERFORMANCE	NAME AND ADDRESS OF OWNER AND OPERATOR OF THE PLANT OR FACILITY IF OTHER THAN OFFEROR OR RESPONDENT
NAME OF COMPANY	CodaOctopus, Inc.
STREET ADDRESS	100 14th Avenue South
CITY	Saint Petersburg
STATE	FL
COUNTY
ZIP CODE	33701

(End of provision)

52.217-7 OPTION FOR INCREASED QUANTITY--SEPARATELY PRICED LINE ITEM (MAR 1989)

The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within the six (6) month period of performance. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree.

(End of clause)

52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractorwithin the six (6) month period of performance; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed four (4) years or 48 months.

(End of clause)

52.227-11 PATENT RIGHTS--RETENTION BY THE CONTRACTOR (SHORT FORM) (JUN 1997)

(a) Definitions.

(1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

(2) "Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.

(3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c) (3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(4) "Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

(5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

(6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor. (1) The Contractor will disclose each subject invention to the Federal agency within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying the Federal agency within 2 years of disclosure to the Federal agency. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure election, and filing under subparagraphs (c) (1), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention--

(1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that the agency may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

(2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

(3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file. (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(2) The Contractor's domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by the funding Federal agency for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations, if any, concerning the licensing of
Government-owned inventions, any decision concerning the revocation or modification of the license.

(f) Contractor action to protect the Government's interest. (1) The Contractor agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c) (1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor will notify the Federal agency of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by (identify the Federal agency). The Government has certain rights in the invention."

(g) Subcontracts. (1) The Contractor will include this clause, suitably modified to identify the parties, in al subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(2) The Contractor will include in all other subcontracts, regardless of tier, for experimental, developmental, or research work the patent rights clause required by Subpart 27.3.

(3) In the case of subcontracts, at any tier, the agency, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Federal agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as the agency may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c) (5), the agency agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that--

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that--

(1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

(2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

(4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k) (4).

(l) Communications.

Refer all questions regarding this clause to the procuring contracting officer, Paula Kestler @ 410-278-0795 or email: paula.kestler@us.army.mil

(End of clause)

52.232-16 PROGRESS PAYMENTS (APR 2003) ALTERNATE I (MAR 2000)

The Government will make progress payments to the Contractor when requested as work progresses, but not more frequently than monthly, in amounts predetermined and approved by the Contracting Officer, under the following conditions:

(a) Computation of amounts. (1) Unless the Contractor requests a smaller amount, the Government will compute each progress payment as 80 percent of the Contractor's total costs incurred under this contract whether or not actually paid, plus financing payments to subcontractors (see paragraph (j) of this clause), less the sum of all previous progress payments made by the Government under this contract. The Contracting Officer will consider cost of money that would be allowable under FAR 31.205-10 as an incurred cost for progress payment purposes.

(2) The amount of financing and other payments for supplies and services purchased directly for the contract are limited to the amounts that have been paid by cash, check, or other forms of payment, or that are determined due and will be paid to subcontractors--

(i) In accordance with the terms and conditions of a subcontract or invoice; and

(ii) Ordinarily within 30 days of the submission of the Contractor's payment request to the Government.

(3) The Government will exclude accrued costs of Contractor contributions under employee pension plans until actually paid unless--

(i) The Contractor's practice is to make contributions to the retirement fund quarterly or more frequently; and

(ii) The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Contractor's total costs for progress payments until paid).

(4) The Contractor shall not include the following in total costs for progress payment purposes in paragraph (a)(1) of this clause:

(i) Costs that are not reasonable, allocable to this contract, and consistent with sound and generally accepted accounting principles and practices.

(ii) Costs incurred by subcontractors or suppliers.

(iii) Costs ordinarily capitalized and subject to depreciation or amortization except for the properly depreciated or amortized portion of such costs.

(iv) Payments made or amounts payable to subcontractors or suppliers, except for --

(A) Completed work, including partial deliveries, to which the Contractor has acquired title; and

(B) Work under cost-reimbursement or time-and-material subcontracts to which the Contractor has acquired title.

(5) The amount of unliquidated progress payments may exceed neither

(i) the progress payments made against incomplete work (including allowable unliquidated progress payments to subcontractors) nor

(ii) the value, for progress payment purposes, of the incomplete work. Incomplete work shall be considered to be the supplies and services required by this contract, for which delivery and invoicing by the Contractor and acceptance by the Government are incomplete.

(6) The total amount of progress payments shall not exceed 80 percent of the total contract price.

(7) If a progress payment or the unliquidated progress payments exceed the amounts permitted by subparagraphs (a)(4) or (a)(5) of this clause, the Contractor shall repay the amount of such excess to the Government on demand.

(8) Notwithstanding any other terms of the contract, the Contractor agrees not to request progress payments in dollar amounts of less than $2,500. The Contracting Officer may make exceptions.

(b) Liquidation. Except as provided in the Termination for Convenience of the Government clause, all progress payments shall be liquidated by deducting from any payment under this contract, other than advance or progress payments, the unliquidated progress payments, or 80 percent of the amount invoiced, whichever is less. The Contractor shall repay to the Government any amounts required by a retroactive price reduction, after computing liquidations and payments on past invoices at the reduced prices and adjusting the unliquidated progress payments accordingly. The Government reserves the right to unilaterally change from the ordinary liquidation rate to an alternate rate when deemed appropriate for proper contract financing.

(c) Reduction or suspension. The Contracting Officer may reduce or suspend progress payments, increase the rate of liquidation, or take a combination of these actions, after finding on substantial evidence any of the following conditions:

(1) The Contractor failed to comply with any material requirement of this contract (which includes paragraphs (f) and (g) of this clause).

(2) Performance of this contract is endangered by the Contractor's --

(i) Failure to make progress or

(ii) Unsatisfactory financial condition.

(3) Inventory allocated to this contract substantially exceeds reasonable requirements.

(4) The Contractor is delinquent in payment of the costs of performing this contract in the ordinary course of business.

(5) The unliquidated progress payments exceed the fair value of the work accomplished on the undelivered portion of this contract.

(6) The Contractor is realizing less profit than that reflected in the establishment of any alternate liquidation rate in paragraph (b) of this clause, and that rate is less than the progress payment rate stated in subparagraph (a)(1) of this clause.

(d) Title.

(1) Title to the property described in this paragraph (d) shall vest in the Government. Vestiture shall be immediately upon the date of this contract, for property acquired or produced before that date. Otherwise, vestiture shall occur when the property is or should have been allocable or properly chargeable to this contract.

(2) "Property," as used in this clause, includes all of the below-described items acquired or produced by the Contractor that are or should be allocable or properly chargeable to this contract under sound and generally accepted accounting principles and practices.

(i) Parts, materials, inventories, and work in process;

(ii) Special tooling and special test equipment to which the Government is to acquire title under any other clause of this contract;

(iii) Nondurable (i.e., noncapital) tools, jigs, dies, fixtures, molds, patterns, taps, gauges, test equipment, and other similar manufacturing aids, title to which would not be obtained as special tooling under paragraph (d)(2)(ii) above; and

(iv) Drawings and technical data, to the extent the Contractor or subcontractors are required to deliver them to the Government by other clauses of this contract.

(3) Although title to property is in the Government under this clause, other applicable clauses of this contract; e.g., the termination or special tooling clauses, shall determine the handling and disposition of the property.

(4) The Contractor may sell any scrap resulting from production under this contract without requesting the Contracting Officer's approval, but the proceeds shall be credited against the costs of performance.

(5) To acquire for its own use or dispose of property to which title is vested in the Government under this clause, the Contractor must obtain the Contracting Officer's advance approval of the action and the terms. The Contractor shall (i) exclude the allocable costs of the property from the costs of contract performance, and (ii) repay to the Government any amount of unliquidated progress payments allocable to the property. Repayment may be by cash or credit memorandum.

(6) When the Contractor completes all of the obligations under this contract, including liquidation of all progress payments, title shall vest in the Contractor for all property (or the proceeds thereof) not--

(i) Delivered to, and accepted by, the Government under this contract; or

(ii) Incorporated in supplies delivered to, and accepted by, the Government under this contract and to which title is vested in the Government under this clause.

(7) The terms of this contract concerning liability for Government-furnished property shall not apply to property to which the Government acquired title solely under this clause.

(e) Risk of loss. Before delivery to and acceptance by the Government, the Contractor shall bear the risk of loss for property, the title to which vests in the Government under this clause, except to the extent the Government expressly assumes the risk. The Contractor shall repay the Government an amount equal to the unliquidated progress payments that are based on costs allocable to property that is damaged, lost, stolen, or destroyed.

(f) Control of costs and property. The Contractor shall maintain an accounting system and controls adequate for the proper administration of this clause.

(g) Reports and access to records. The Contractor shall promptly furnish reports, certificates, financial statements, and other pertinent information reasonably requested by the Contracting Officer for the administration of this clause. Also, the Contractor shall give the Government reasonable opportunity to examine and verify the Contractor's books, records, and accounts.

(h) Special terms regarding default. If this contract is terminated under the Default clause, (i) the Contractor shall, on demand, repay to the Government the amount of unliquidated progress payments and (ii) title shall vest in the Contractor, on full liquidation of progress payments, for all property for which the Government elects not to require delivery under the Default clause. The Government shall be liable for no payment except as provided by the Default clause.

(i) Reservations of rights.

(1) No payment or vesting of title under this clause shall -

(i) excuse the Contractor from performance of obligations under this contract or (ii) constitute a waiver of any of the rights or remedies of the parties under the contract.

(2) The Government's rights and remedies under this clause

(i) Shall not be exclusive but rather shall be in addition to any other rights and remedies provided by law or this contract and

(ii) Shall not be affected by delayed, partial, or omitted exercise of any right, remedy, power, or privilege, nor shall such exercise or any single exercise preclude or impair any further exercise under this clause or the exercise of any other right, power, or privilege of the Government.

(j) Financing payments to subcontractors. The financing payments to subcontractors mentioned in paragraphs (a)(1) and (a)(2) of this clause shall be all financing payments to subcontractors or divisions, if the following conditions are met:

(1) The amounts included are limited to--

(i) The unliquidated remainder of financing payments made; plus

(ii) Any unpaid subcontractor requests for financing payments.

(2) The subcontract or interdivisional order is expected to involve a minimum of approximately 6 months between the beginning of work and the first delivery; or, if the subcontractor is a small business concern, 4 months.

(3) If the financing payments are in the form of progress payments, the terms of the subcontract or interdivisional order concerning progress payments--

(i) Are substantially similar to the terms of this clause for any subcontractor that is a large business concern, or this clause with its Alternate I for any subcontractor that is a small business concern;

(ii) Are at least as favorable to the Government as the terms of this clause;

(iii) Are not more favorable to the subcontractor or division than the terms of this clause are to the Contractor;

(iv) Are in conformance with the requirements of FAR 32.504(e); and

(v) Subordinate all subcontractor rights concerning property to which the Government has title under the subcontract to the Government's right to require delivery of the property to the Government if--

(A) The Contractor defaults; or

(B) The subcontractor becomes bankrupt or insolvent.

(4) If the financing payments are in the form of performance-based payments, the terms of the subcontract or interdivisional order concerning payments--

(i) Are substantially similar to the Performance-Based Payments clause at FAR 52.232-32 and meet the criteria for, and definition of, performance-based payments in FAR Part 32;

(ii) Are in conformance with the requirements of FAR 32.504(f); and

(iii) Subordinate all subcontractor rights concerning property to which the Government has title under the subcontract to the Government's right to require delivery of the property to the Government if--

(A) The Contractor defaults; or

(B) The subcontractor becomes bankrupt or insolvent.

(5) If the financing payments are in the form of commercial item financing payments, the terms of the subcontract or interdivisional order concerning payments--

(i) Are constructed in accordance with FAR 32.206(c) and included in a subcontract for a commercial item purchase that meets the definition and standards for acquisition of commercial items in FAR Parts 2 and 12;

(ii) Are in conformance with the requirements of FAR 32.504(g); and

(iii) Subordinate all subcontractor rights concerning property to which the Government has title under the subcontract to the Government's right to require delivery of the property to the Government if--

(A) The Contractor defaults; or

(B) The subcontractor becomes bankrupt or insolvent.

(6) If financing is in the form of progress payments, the progress payment rate in the subcontract is the customary rate used by the contracting agency, depending on whether the subcontractor is or is not a small business concern.

(7) Concerning any proceeds received by the Government for property to which title has vested in the Government under the subcontract terms, the parties agree that the proceeds shall be applied to reducing any unliquidated financing payments by the Government to the Contractor under this contract.

(8) If no unliquidated financing payments to the Contractor remain, but there are unliquidated financing payments that the Contractor has made to any subcontractor, the Contractor shall be subrogated to all the rights the Government obtained through the terms required by this clause to be in any subcontract, as if all such rights had been assigned and transferred to the Contractor.

(9) To facilitate small business participation in subcontracting under this contract, the Contractor shall provide financing payments to small business concerns, in conformity with the standards for customary contract financing payments stated in FAR 32.113. The Contractor shall not consider the need for such financing payments as a handicap or adverse factor in the award of subcontracts.

(k) Limitations on undefinitized contract actions. Notwithstanding any other progress payment provisions in this contract, progress payments may not exceed 80 percent of costs incurred on work accomplished under undefinitized contract actions. A "contract action" is any action resulting in a contract, as defined in Subpart 2.1, including contract modifications for additional supplies or services, but not including contract modifications that are within the scope and under the terms of the contract, such as contract modifications issued pursuant to the Changes clause, or funding and other administrative changes. This limitation shall apply to the costs incurred, as computed in accordance with paragraph (a) of this clause, and shall remain in effect until the contract action is definitized. Costs incurred which are subject to this limitation shall be segregated on Contractor progress payment requests and invoices from those costs eligible for higher progress payment rates. For purposes of progress payment liquidation, as described in paragraph (b) of this clause, progress payments for undefinitized contract actions shall be liquidated at 80 percent of the amount invoiced for work performed under the undefinitized contract action as long as the contract action remains undefinitized. The amount of unliquidated progress payments for undefinitized contract actions shall not exceed 80 percent of the maximum liability of the Government under the undefinitized contract action or such lower limit specified elsewhere in the contract. Separate limits may be specified for separate actions.

(l) Due date. The designated payment office will make progress payments on the 15th day after the designated billing office receives a proper progress payment request. In the event that the Government requires an audit or other review of a specific progress payment request to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the specified due date. Progress payments are considered contract financing and are not subject to the interest penalty provisions of the Prompt Payment Act.

(m) Progress payments under indefinite--delivery contracts. The Contractor shall account for and submit progress payment requests under individual orders as if the order constituted a separate contract, unless otherwise specified in this contract.

(End of clause)

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://www.arnet.gov/far
http://farsite.hill.af.mil
http://www.acq.osd.mil/dpap/dfars/index.htm
http://www.arnet.gov/far/loadmainre.html
http://farsite.hill.af.mil/Vfdfar1.htm

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b)   The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of Clause)

Section J - List of Documents, Exhibits and Other Attachments

DOCUMENT TYPE	DESCRIPTION		DATE
Attachment J.1	CODAOCTOPUS INCORPORATED MARITIME PORT SECURITY COUNTERTERRORISM INITIATIVE UNDERWATER INSPECTION SYSTEM		15 JUN 07
PROPRIETARY DO NOT RELEASE

Attachment J.2	Contract Data Requirements (CDRLs) - DD FORM 1423-1		05 APR 07
	A001	Progress, Status and Management Reports Monthly Status Report (MSR)
	A002	Presentation Material Conference Minutes Report, Record of
Meeting/Minutes
	A003	Manuals for UIS Owner’s Manual
	A004	System Support for One Year Documentation

Attachment J.3	252.227-7017 Identification and Assertion of Use, Release, or Disclosure Restrictions. (Jun 1995)		02 JUN 07